Exhibit 10.1

FORM OF COMPANY STOCKHOLDER VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of July 31, 2023 (the “Agreement Date”), by and among Revolution Medicines, Inc., a Delaware corporation (“Parent”), and the undersigned, a stockholder of EQRx, Inc., a Delaware corporation (the “Company”, and such stockholder, the “Stockholder”). Parent and the Stockholder are each individually sometimes referred to herein as a “Party”.

RECITALS

(A) Concurrently with the execution and delivery of this Agreement, Parent, Equinox Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub I”), Equinox Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub II”), and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for (i) the merger of Merger Sub I with and into the Company, with the Company being the surviving entity in such merger (the “First Merger”), and (ii) as soon as practicable following the First Merger and, in any case, on the same day as the Effective Time, and as the second step in a single integrated transaction with the First Merger, the merger of the Company with and into Merger Sub II, with Merger Sub II being the surviving entity in such merger (the “Second Merger” and, together with the First Merger, the “Mergers”).

(B) As of the Agreement Date, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) set forth next to the Stockholder’s name on Schedule A hereto, being all of the shares of Company Common Stock owned of record or beneficially by the Stockholder as of the Agreement Date (with respect to the Stockholder, the “Owned Shares”, and the Owned Shares together with any additional shares of Company Common Stock or other voting stock that the Stockholder may acquire record and/or beneficial ownership of after the Agreement Date (whether in connection with the exercise of options, conversion of convertible securities or otherwise), the Stockholder’s “Covered Shares”).

(C) In connection with Parent’s, Merger Sub I’s and Merger Sub II’s entering into the Merger Agreement, the Stockholder has agreed to enter into this Agreement with respect to the Stockholder’s Covered Shares.

(D) The Stockholder acknowledges that, as an inducement for Parent to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement, Parent has asked the Stockholder to enter into this Agreement and the Stockholder is willing to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

1.1 “Termination Time” shall mean the earliest to occur of (a) the time that the Required Company Stockholder Vote has been obtained, (b) such time as the Merger Agreement shall be validly terminated pursuant to Article 7 thereof, (c) the Effective Time, (d) the time that any amendment to the Merger Agreement is executed in accordance with Section 8.2 of the Merger Agreement that (i) is effected without the Stockholder’s written consent and (ii) decreases the economic benefit of the consideration payable to all stockholders of the Company pursuant to the terms of the Merger Agreement as of the date hereof and (e) the time that the Company Board effects a Company Change in Recommendation in accordance with Section 5.3(f) or Section 5.3(g) of the Merger Agreement.

1.2 “Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, or other transfer (by operation of Law or otherwise), either voluntary or involuntary, or entry into any option, put, call, derivative or other Contract, arrangement or understanding with respect to any current or future offer, sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise) of any of the Covered Shares or any interest in any of the Covered Shares (in each case other than this Agreement), (b) the deposit of any of the Covered Shares into any voting trust or similar arrangement, the entry into any voting agreement or arrangement (other than this Agreement and except for customary arrangements with the Stockholder’s prime broker and/or custodian for the sole purpose of holding such Covered Shares for the account of the Stockholder) with respect to any of the Covered Shares or the grant of any proxy or power of attorney (other than this Agreement and except for customary arrangements with the Stockholder’s prime broker and/or custodian for the sole purpose of holding such Covered Shares for the account of the Stockholder) with respect to any of the Covered Shares, or (c) any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a) or (b) above.

2. Agreement to Not Transfer the Covered Shares.

2.1 No Transfer of Covered Shares. Until the earlier to occur of (a) the Effective Time and (b) such time as the Merger Agreement shall be validly terminated pursuant to Article 7 thereof, the Stockholder agrees not to Transfer or cause, consent to or permit the Transfer of any of the Stockholder’s Covered Shares, other than with the prior written consent of Parent or in accordance with and subject to Section 2.2. Any Transfer or attempted Transfer of any of the Stockholder’s Covered Shares in violation of this Section 2.1 shall be null and void and of no effect whatsoever.

2.2 Permitted Transfers. Notwithstanding anything herein to the contrary, any Stockholder (a) may Transfer any of the Stockholder’s Covered Shares to a controlled Affiliate or any general or limited partnership, limited liability company or other entity that is an Affiliate (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership) of the Stockholder; provided, that any such Transfer shall be permitted only if, as a precondition to such

Transfer, such controlled Affiliate transferee agrees in writing to be bound by each of the terms of, and to assume all of the obligations of the Stockholder under, this Agreement by executing and delivering a joinder agreement in form and substance reasonably acceptable to Parent, (b) may dispose of or surrender any of the Stockholder’s Covered Shares to the Company (or effect a “net exercise” of a Company Option or Company Warrant or a “net settlement” of a Company RSU) to the extent required to pay the exercise price, tax withholdings or remittance payments in connection with the vesting, settlement or exercise of Company Options, Company RSUs, Company Restricted Stock or Company Warrants, (c) may dispose of or surrender any of the Stockholder’s Covered Shares in connection with a broker-assisted sale in the open market of the Stockholder’s Covered Shares issued upon (i) cashless exercise of Company Options expiring during the term of this Agreement or (ii) settlement or vesting of Company RSUs or Company Restricted Stock, in each case, solely up to the amount necessary to pay the exercise price in respect thereof and/or related tax withholdings or remittance payments; provided, that the Covered Shares received upon vesting, settlement or exercise (other than such shares as are disposed of or surrendered pursuant to clause (b) or (c) above) are subject to the terms of this Agreement, (d) if the Stockholder is a natural Person or trust affiliated with a natural Person, may sell the Stockholder’s Covered Shares under any written plan providing for the trading of Shares in accordance with Rule 10b5-1 under the Exchange Act that is described on Schedule A hereto, or (e) if the Stockholder is a natural Person, may Transfer any of the Stockholder’s Covered Shares for estate planning purposes to a member of the Stockholder’s immediate family or an entity, the stockholders, members, and general or limited partners of which include only the Stockholder and/or members of such Stockholder’s immediate family; provided, that any such Transfer shall be permitted only if, as a precondition to such Transfer, such transferee agrees in writing to be bound by each of the terms of, and to assume all of the obligations of the Stockholder under, this Agreement by executing and delivering a joinder agreement in form and substance reasonably acceptable to Parent, or by will or the Laws of intestacy.

3. Agreement to Vote the Covered Shares.

3.1 Voting Agreement. Until the Termination Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), and on any action or approval of the Company’s stockholders by written consent with respect to any of the following matters, the Stockholder shall vote (including via proxy) all of the Stockholder’s Covered Shares (or cause the holder of record on any applicable record date to vote (including via proxy) all of the Stockholder’s Covered Shares) (a) in favor of adoption of the Merger Agreement and approval of the Mergers and the other transactions contemplated by the Merger Agreement and (b) against (i) any action or agreement that would reasonably be expected to result in any of the conditions to the Company’s obligations set forth in Article 6 under the Merger Agreement not being fulfilled, (ii) any Company Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, materially impede, materially interfere with or materially and adversely affect the consummation of the Mergers and the other transactions contemplated by the Merger Agreement (clauses (a) and (b), the “Covered Proposals”).

3.2 Quorum. Until the Termination Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), the Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

3.3 Return of Proxy. The Stockholder shall execute and deliver (or cause the holders of record to execute and deliver), within five (5) Business Days of receipt, any proxy card or voting instructions it receives that is sent to stockholders of the Company soliciting proxies with respect to any matter described in Section 3.1, which shall be voted in the manner described in Section 3.1 (with Parent to be promptly notified (and provided reasonable evidence) of such execution and delivery of such proxy card or voting instructions).

4. Waiver of Appraisal Rights. The Stockholder hereby irrevocably waives all appraisal rights under Section 262 of the DGCL with respect to all of the Stockholder’s Covered Shares owned (beneficially or of record) by the Stockholder, with respect to the Mergers and the transactions contemplated by the Merger Agreement.

5. Transferability of Parent Common Stock. Until the earlier to occur of (a) the Effective Time and (b) such time as the Merger Agreement shall be validly terminated pursuant to Article 7 thereof, the Stockholder agrees not to enter into any option, put, call, derivative or other Contract, arrangement or understanding with respect to any current or future offer, sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), including any hedge, swap or other similar arrangement, of any shares of Parent Common Stock (whether or not owned of record or beneficially by the Stockholder) or any interest in any shares of Parent Common Stock (whether or not owned of record or beneficially by the Stockholder), other than with the prior written consent of Parent or as may be specifically permitted pursuant to a written Contract between the Stockholder and Parent governing the transferability of shares of Parent Common Stock or any interest in any shares of Parent Common Stock. Any transaction in violation of this Section 5 shall be null and void and of no effect whatsoever.

6. New Shares. The Stockholder agrees that any Covered Shares that the Stockholder purchases or with respect to which the Stockholder otherwise acquires record or beneficial ownership (including pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Company Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction) after the Agreement Date and prior to the earlier to occur of (i) the Effective Time and (ii) such time as the Merger Agreement shall be validly terminated pursuant to Article 7 thereof shall be subject to the terms and conditions of this Agreement to the same extent as if they comprised the Covered Shares.

7. Fiduciary Duties; Legal Obligations. The Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of the Stockholder’s Covered Shares. Nothing in this Agreement shall in any way limit or affect any actions taken by the Stockholder in the Stockholder’s capacity as a director or officer of the Company or any of its Affiliates or from complying with the Stockholder’s fiduciary duties or other legal obligations while acting in such capacity as a director or officer of the Company or any of its Affiliates, in each case, if applicable.

8. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent that:

8.1 Due Authority. If the Stockholder is a natural Person, the Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. If the Stockholder is not a natural person, (a) the Stockholder is duly organized, validly existing and in good standing in accordance with the Laws of its jurisdiction of formation, as applicable, and (b) the execution and delivery of this Agreement, the performance of the Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

8.2 Ownership of the Covered Shares. (a) The Stockholder is, as of the Agreement Date, the beneficial or record owner of all of the Stockholder’s Covered Shares, free and clear of any and all Encumbrances, other than those (i) created by this Agreement, (ii) arising under the organizational documents of the Company as in effect as of the date hereof, (iii) arising under applicable securities Laws, or (iv) with respect to any shares of Company Common Stock subject to the Company Earn-Out (“Earn-Out Shares”), created by the Contracts governing such Earn-Out Shares (only for so long as such Contracts are in effect) and (b) the Stockholder has sole voting power over all of the Covered Shares beneficially owned by the Stockholder. As of the Agreement Date, the Stockholder has not entered into any agreement to Transfer any Covered Shares. As of the Agreement Date, the Stockholder does not own, beneficially or of record, any shares of Company Common Stock or other voting stock of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any shares of Company Common Stock or other voting stock of the Company) other than the Covered Shares.

8.3 No Conflict; Consents.

a. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the compliance by the Stockholder with any provisions hereof does not and will not: (i) conflict with or violate any Laws applicable to the Stockholder, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the Covered Shares beneficially owned by the Stockholder pursuant to any Contract or obligation to which the Stockholder is a party or by which the Stockholder is subject.

b. No consent, approval, Order, Governmental Authorization or authorization of, or registration, notice, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Body or any other

Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

8.4 Absence of Litigation. As of the Agreement Date, there is no Legal Proceeding pending against, or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder or the Stockholder’s Covered Shares that would reasonably be expected to adversely affect the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

9. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder that:

9.1 Due Authority. Parent has the full power and capacity to make, enter into and carry out the terms of this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the Laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Parent’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

9.2 No Conflict; Consents.

a. The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement and the compliance by Parent with the provisions hereof do not and will not: (i) conflict with or violate any Laws applicable to Parent, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, pursuant to any Contract or obligation to which Parent is a party or by which Parent is subject.

b. No consent, approval, Order, Governmental Authorization or authorization of, or registration, notice, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Body or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.

9.3 Absence of Litigation. As of the Agreement Date, there is no Legal Proceeding pending against, or, to the knowledge of Parent, threatened against or affecting Parent that would reasonably be expected to materially impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated by the Merger Agreement on a timely basis.

10. Miscellaneous.

10.1 Other Agreements. The Stockholder further agrees that, from and after the Agreement Date until the Termination Time, the Stockholder will not, and will not permit any Person under the Stockholder’s control to, (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in opposition to any Covered Proposal, (b) initiate a stockholders’ vote with respect to a Company Acquisition Proposal or Company Alternative Acquisition Agreement, (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to a Company Acquisition Proposal or Company Alternative Acquisition Agreement, or (d) take any action that the Company is prohibited from taking pursuant to Section 5.3 of the Merger Agreement, subject in each case to Section 7 of this Agreement in all respects. Notwithstanding anything to the contrary contained herein, simultaneously with a valid termination of the Merger Agreement pursuant to and in accordance with Section 7.4(b) of the Merger Agreement, the Stockholder shall be entitled to enter into a voting agreement with any Person making the Company Superior Proposal that led to such valid termination of the Merger Agreement pursuant to and in accordance with Section 7.4(b) of the Merger Agreement.

10.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

10.3 Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Common Stock” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

10.4 Amendments and Modifications; Third Party Beneficiaries. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the Parties. This Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder.

10.5 Expenses. All costs and expenses incurred by any Party in connection with this Agreement shall be paid by the Party incurring such cost or expense.

10.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder on the date delivered in the place of delivery if sent by email (if no automated notice of delivery failure is received by the sender) prior to 5:00 p.m. (Eastern time), otherwise on the next succeeding Business Day, in each case, as follows: (i) if to Parent, at the email address for notice set forth in Section 8.11 of the Merger Agreement (with a copy, which shall not constitute notice, to the party(ies) to receive a copy pursuant to Section 8.11 of the Merger Agreement at the email address(es) set forth therein); and (ii) if to the Stockholder, to the email address set forth on Schedule A. From time to time, any Party may provide notice to the other Parties of a change in its email address through a notice given in accordance with this Section 10.6, except that notice of any change to the email address or any of the other details specified in or pursuant to this Section 10.6 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice or (B) that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 10.6.

10.7 Governing Law and Venue; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware; (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 10.7; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party; and (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 10.6 of this Agreement. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY ACTION OR PROCEEDING WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.7.

10.8 Documentation and Information. The Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of the Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Joint Proxy Statement/Prospectus and any other disclosure document required in connection with the Merger Agreement, the Mergers and the transactions contemplated by the Merger Agreement, provided that the Stockholder shall have a reasonable opportunity to review and approve the applicable part of any public disclosure that refers to the Stockholder or its Affiliaties (other than (x) any disclosure that solely references the Stockholder as a party to this Agreement and/or describes the terms of this Agreement or (y) in the case where the Stockholder is in breach of this Agreement).

10.9 Further Assurances. The Stockholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

10.10 Stop Transfer Instructions. At all times commencing with the Agreement Date and continuing until the earlier to occur of (a) the Effective Time and (b) such time as the Merger Agreement shall be validly terminated pursuant to Article 7 thereof, in furtherance of this Agreement, the Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of the Covered Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the earlier to occur of (i) the Effective Time and (ii) such time as the Merger Agreement shall be validly terminated pursuant to Article 7 thereof, if applicable.

10.11 Specific Performance. The Parties acknowledge and agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions hereof, without proof of actual damages (and each Party hereby waives any requirement for the security or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to applicable Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy for any such breach or that the Parties otherwise have an adequate remedy at law.

10.12 Entire Agreement. This Agreement, including the Schedules hereto, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to such subject matter. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

10.13 Interpretation. The Parties agree and acknowledge that: (a) references to “cash,” “dollars” or “$” are to U.S. dollars; (b) for purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders; (c) the Parties have participated jointly in the negotiating and drafting of this Agreement and agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement; (d) as used in this Agreement, (i) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation,” and (ii) the word “or” is not exclusive; (e) except as otherwise indicated, all references in this Agreement to “Articles,” “Sections,” “Exhibits” and “Schedules” are intended to refer to Articles and Sections of this Agreement and Exhibits and Schedules to this Agreement, respectively; (f) any capitalized terms used in any Exhibits or Schedules but not otherwise defined therein have the meanings ascribed to such terms as in this Agreement; (g) any reference to legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations, and statutory instruments issued or related to such legislations; (h) the bold-faced and/or underlined headings and table of contents contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement; (i) whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York, New York are authorized or obligated by Law to be closed, the Party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular Business Day.

10.14 Assignment. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of a Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Parties, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by any Party without the prior written consent of the other Parties shall be void and of no effect.

10.15 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

10.16 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all Parties by electronic transmission in .PDF format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

10.17 Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Termination Time or the termination of this Agreement.

10.18 Termination. This Agreement shall automatically terminate without further action by any of the Parties hereto and shall have no further force or effect as of the Termination Time. Notwithstanding the foregoing, termination of this Agreement shall not prevent any Party from seeking any remedies (at law or in equity) against any other Party for that Party’s Willful Breach of any of the terms of this Agreement prior to the date of termination of this Agreement in accordance with the terms of this Agreement.

10.19 No Agreement Until Executed. This Agreement shall not be effective unless and until (a) the Merger Agreement is executed by all parties thereto and (b) this Agreement is executed by all parties hereto.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

REVOLUTION MEDICINES, INC.

By:
Name:
Title:

[Signature Page to Company Stockholder Voting Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

[STOCKHOLDER]

By:
Name:
Title:

[Signature Page to Company Stockholder Voting Agreement]

Schedule A

Stockholder Name

Stockholder Address / Email Address

Company Common Stock

Company Common Stock issuable upon the exercise or conversion of Company Options, Company Warrants, Company RSUs, Company Restricted Stock or other rights

Earn-Out Shares*

Description of any applicable 10b5-1 Plan

*	Signatory shall direct escrow agent to vote any Earn-Out Shares in favor of the Merger.

If any additional shares (or rights to any additional shares) of Company Common Stock are owned by the Stockholder as of the Agreement Date, such shares shall be automatically deemed to be “Covered Shares” notwithstanding the contents of this Schedule A.